UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2012

Gold Hill Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53627	88-0492010
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1328 W. Balboa Blvd., Suite C, Newport Beach, CA		92661
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 903-0468

Green Star Alternative Energy, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation of Bylaws.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As set forth in a Definitive Information Statement on Schedule 14C, filed by the Registrant with the Securities and Exchange Commission on October 15, 2012, and pursuant to the Certificate of Amendment of the Registrant’s Articles of Incorporation (the “Amendment”), as filed with the Secretary of State of the State of Delaware on November 7, 2012, the Registrant consummated a reverse stock split of all the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exchange ratio of one for one hundred (1:100) (the “Reverse Stock Split”) and changed the name of the Registrant from “Green Star Alternative Energy, Inc.” to “Gold Hill Resources, Inc.” (the “Corporate Name Change”).

The Registrant’s Board of Directors and stockholders representing approximately 55% of the outstanding shares of the Registrant’s common stock approved the foregoing actions on October 5, 2012 by written consent.

The Amendment, as filed with the Secretary of State of the State of Delaware on November 7, 2012, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to the Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREEN STAR ALTERNATIVE ENERGY, INC.

Date: November 9, 2012	By:	/s/ Eric Stoppenhagen
Name: Eric Stoppenhagen
Title: President and Chief Financial Officer